Exhibit 99.1

Evofem Biosciences Expects Record High Phexxi Prescriptions and Strong Net Revenue Growth in Fourth Quarter 2021

SAN DIEGO, CA, December 9, 2021 —Evofem Biosciences, Inc. (NASDAQ: EVFM) today announced bullish expectations for prescription and net revenue growth in the fourth quarter of 2021.
•Total monthly prescriptions (TRx) of Phexxi® (lactic acid, citric acid and potassium bitartrate) are on track to surpass 30,000 in the fourth quarter of 2021, representing approximately 70% growth from third quarter TRx levels.
•The Company expects that more than 57,000 women will have made the Phexxi choice from launch through year-end 2021, with almost 24,000 in the fourth quarter alone.
“Gross revenues are on track to increase more than 50% from the third quarter,” said Saundra Pelletier, CEO of Evofem Biosciences. “We believe this is proof that women are seeking non-hormonal birth control as standard of care. Our team’s continued execution to build upon the strong foundation of Phexxi users and prescribers will enable a strong finish to 2021.”
“Shareholders should expect to see continued improvement in gross-to-net. Based on the increasing demand for Phexxi, we expect to meet or exceed the current analyst consensus estimate of net revenue in the fourth quarter,” said Pelletier. “We are also diligently reducing our quarterly net cash burn rate and expect it will decrease by at least $10 million from Q3 levels starting in the fourth quarter of 2021.”
Phexxi is a hormone-free, on-demand prescription contraceptive vaginal gel. Evofem launched its celebrity “House Rules” DTC campaign, featuring actress Annie Murphy, in September 2021 to increase in awareness of Phexxi among its target audience and drive prescription growth.
About Evofem Biosciences
Evofem Biosciences, Inc., (NASDAQ: EVFM) is developing and commercializing innovative products and product candidates to address unmet needs in women's sexual and reproductive health, including hormone-free, woman-controlled contraception and protection from certain sexually transmitted infections (chlamydia and gonorrhea). The Company’s first FDA-approved product, Phexxi® (lactic acid, citric acid and potassium bitartrate), is a hormone-free, on-demand prescription contraceptive vaginal gel. It comes in a box of 12 pre-filled applicators and is applied 0-60 minutes before each act of sex. Learn more at phexxi.com and evofem.com.
Phexxi® is a registered trademark of Evofem Biosciences, Inc.
Forward-Looking Statements
This press release includes "forward-looking statements," within the meaning of the safe harbor for forward-looking statements provided by Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical facts and relate to future events or circumstances and the Company’s future performance. These statements include, without limitation, estimates and expectations regarding prescription growth, revenue growth, the results of gross-to-net improvements and cash burn reductions, and statements, evaluations and judgments related to, among other things, demand for Phexxi and the ongoing and future impact of the "House Rules" campaign. These statements and estimates are based on management’s current assumptions, expectations and beliefs concerning future developments and their potential effect on the Company’s business. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Various factors could cause actual results to differ materially from these estimates and those discussed or implied in the forward-looking statements, including market and other conditions and the Company’s ability to obtain capital when and as needed to continue its ongoing operations. Other important factors that could cause actual results to differ materially from those discussed or implied in the forward-looking statements, or that could impair the value of Evofem Biosciences' assets and business, are disclosed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 4, 2021 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 15, 2021. All forward-looking statements are expressly qualified in their entirety by such factors. The Company does not undertake any duty to update any forward-looking statement except as required by law.

Investor Contact
Amy Raskopf
Evofem Biosciences, Inc.
araskopf@evofem.com
Mobile: (917) 673-5775

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